UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/22/2013

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10900 NE 8th Street, Suite 800
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 22, 2013, Blucora, Inc. ("Company") held its annual meeting of stockholders. The results of the votes held at the annual meeting are set forth below. For more information on these proposals, see the Company's Proxy Statement dated April 24, 2013.

Proposal One:

The stockholders re-elected each of the Company's nominated directors. The votes cast on Proposal One were as follows:

       Nominee: Lance Dunn

       For: 29,108,902
       Withheld: 2,470,078
       Broker Non-votes: 4,972,643

       Nominee: Steven Hooper

       For: 30,689,052
       Withheld: 889,928
       Broker Non-votes: 4,972,643

       Nominee: David Chung

       For: 31,319,208
       Withheld: 259,772
       Broker Non-votes: 4,972,643

Proposal Two:

The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013. The votes cast on Proposal Two were as follows:

       For: 36,283,949
       Against: 246,460
       Abstain: 21,214

Proposal Three:

The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement for the 2013 annual meeting of stockholders. The votes cast on Proposal Three were as follows:

       For: 30,305,619
       Against: 772,457
       Abstain: 500,904
       Broker Non-votes: 4,972,643

Proposal Four:

The stockholders approved the flexible settlement feature for the potential conversion of the Company's Convertible Senior Notes. The votes cast on Proposal Four were as follows:

       For: 31,482,937
       Against: 77,191
       Abstain: 18,852
       Broker Non-votes: 4,972,643

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: May 22, 2013	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary